Exhibit 99.1

30 Non - GAAP Supplemental Materials The above reconciles the Non - GAAP financial information contained in the “Prepared Remarks” discussion in the company’s earnings presentation. See Exhibit 99.2 included in the company’s Form 8 - K dated April 19, 2022, for additional information on the use of this Non - GAAP fin ancial measure. Reconciliation of Tax Rate and Pre - tax Income Margin - Expectations *includes estimate of discrete tax events for the year; actual events will be recorded as they occur **does not assume a mark - to - market impact in the second quarter 2022 of the Kyndryl retained shares as we cannot forecast the Ky ndryl stock price Operating GAAP (Non-GAAP) Tax rate B/(W) B/(W) Full-Year 2022* Mid Teens Mid-High Teens Pre-tax margin Improvement Yr/Yr from 2Q21 to 2Q22 5-6 pts** 4-5 pts